Exhibit 99

                                     NEWS RELEASE

                               Contact:   Richard N. Grubb,
                                          Executive Vice President and
                                          Chief Financial Officer or
                                          Robert A. Freece Senior Vice President
                                          610/644-1300

FOR IMMEDIATE RELEASE


                    VISHAY PREANNOUNCES THIRD QUARTER RESULTS


MALVERN, PENNSYLVANIA, - October 25, 2001 - Vishay Intertechnology, Inc. (NYSE:
VSH) announced today that the Company expects to report for the third quarter ended September 30, 2001 sales of approximately $332,000,000 and results of operations, before restructuring and materials write downs, that will be approximately breakeven or show a small loss.

Vishay will release results for the third quarter before the opening of the U.S. financial markets on November 5, 2001. A conference call to discuss the third quarter financial results is scheduled for Monday, November 5, 2001 at 11:00 AM
(EST). The dial-in number for the conference call is 888-428-4473 (612-338-1652 if call from outside the United States or Canada).

Vishay, a Fortune 1,000 Company with year 2000 sales of $2.5 billion, is the largest U.S. and European manufacturer of passive electronic components (resistors, capacitors, inductors) and a major producer of discrete semiconductors (diodes, optoelectronics, transistors), IrDCs (infrared communication devices), and power and analog switching integrated circuits. The Company's components can be found in products manufactured in a very broad range of industries worldwide. With headquarters in Malvern, Pennsylvania, Vishay employs over 18,000 people in 66 plants in the U.S., Mexico, Germany, Austria, the United Kingdom, France, Portugal, the Czech Republic, Hungary, Israel, Taiwan, China and the Philippines. Vishay can be found on the Internet at http://www.vishay.com.

Statements in this press release regarding Vishay's third quarter results are preliminary and are subject to change at the time definitive results are announced.


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